Exhibit 10.24(b)

FORM OF STOCK OPTION AGREEMENT

THIS AGREEMENT, dated as of [DATE] (the “Grant Date”) is made by and between Valcon Acquisition Holding B.V., a private company with limited liability incorporated under the laws of The Netherlands, having its registered office in Diemen, The Netherlands (hereinafter referred to as the “Company”), and the individual whose name is set forth on the signature page hereof, who is an employee of the Company or a Subsidiary of the Company, hereinafter referred to as the “Optionee”. Any capitalized terms herein not otherwise defined in Article I shall have the meaning set forth in the 2006 Stock Acquisition and Option Plan for Key Employees of and Valcon Acquisition Holding B.V. and Its Subsidiaries (the “Plan”).

WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee, charged with administration of the Plan, has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Option provided for herein to the Optionee as an incentive for increased efforts during his term of office with the Company or its Subsidiaries, and has advised the Company thereof and instructed the undersigned officers to issue said Option;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified in the Plan or below unless the context clearly indicates to the contrary.

Section 1.1. - Cause

“Cause” shall mean “Cause” as such term may be defined in any employment, change in control or severance agreement between the Optionee and the Company or any of its Subsidiaries (the “Employment Agreement”), or, if there is no such Employment Agreement or if no such term is defined therein, “Cause” shall mean: (i) the Optionee’s willful misconduct with regard to the Company; (ii) the Optionee is indicted for, convicted of, or pleading nolo contendere to, a felony, a misdemeanor involving moral turpitude, or an intentional crime involving material dishonesty other than, in any case, vicarious liability; (iii) the Optionee’s conduct involving the use of illegal drugs in the workplace; (iv) the Optionee’s failure to attempt in good faith to follow a lawful directive of his or her supervisor within ten (10) days after written notice of such failure; and/or (v) the Optionee’s breach of the Optionee’s Management Stockholders’ Agreement or the Optionee’s other agreements with the Company, which continues beyond ten (10) days after written demand for substantial performance is delivered to the Optionee by the Company (to the extent that, in the reasonable judgment of the Board, such breach can be cured by the Optionee).

Section 1.2. - Good Reason

“Good Reason” shall mean “Good Reason” as such term is defined in the Employment Agreement, or if there is no such Employment Agreement or if such term is not defined therein, “Good Reason” shall mean, without the Optionee’s consent, (i) a reduction in Optionee’s annual base salary or target annual incentive under the Annual Incentive Plan (“target AIP”) (excluding any reduction in Optionee’s base salary and/or target AIP that is part of a plan to reduce compensation of comparably situated employees of the Company generally; provided that such reduction in Optionee’s base salary and/or target AIP, as applicable, is not greater than ten percent (10%) of such base salary and target AIP); (ii) a material diminution in the nature or scope of the Optionee’s responsibilities, duties or authority (other than any such diminution which may occur by reason of the current corporate restructuring programs); or (iii) the relocation by the Company of the Optionee’s primary place of employment with the Company to a location more than fifty (50) miles outside of the Optionee’s current principal place of employment (which shall not be deemed to occur due to a requirement that the Optionee travel in connection with the performance of his or her duties); in any case of the foregoing, that remains uncured after ten (10) business days after the Optionee has provided the Company written notice that the Optionee believes in good faith that such event giving rise to such claim of Good Reason has occurred, so long as such notice is provided within ninety (90) days after such event has first occurred.

Section 1.3. - Option

“Option” shall mean the Time Option granted under Section 2.1 of this Agreement.

Section 1.4. - Permanent Disability

“Permanent Disability” shall have occurred when the Optionee has been unable to perform his material duties because of physical or mental incapacity for a period of at least 180 consecutive days, as determined by a medical doctor mutually agreed upon by the parties hereto. Any question as to the existence of the Permanent Disability of the Optionee as to which the Optionee and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Optionee and the Company. If the Optionee and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Permanent Disability made in writing to the Company and the Optionee shall be final and conclusive for all purposes of this Agreement (such inability is hereinafter referred to as “Permanent Disability” or being “Permanently Disabled”).

Section 1.5. - Time Option

“Time Option” shall mean the right and option to acquire, on the terms and conditions set forth herein, all or any part of an aggregate of the number of shares of Common Stock, as shall be evidenced by entry in the Company’s shareholder register, set forth on the signature page of this Agreement.

ARTICLE II

GRANT OF OPTIONS

Section 2.1. - Grant of Options

For good and valuable consideration, on and as of the date hereof the Company irrevocably grants to the Optionee a Time Option upon the terms and conditions set forth in this Agreement.

Section 2.2. - Exercise Price

Subject to Section 2.4, the exercise prices of the shares of Common Stock covered by the Time Option shall be as set forth on the signature page of this Agreement.

Section 2.3. - No Guarantee of Employment

Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to terminate the employment of the Optionee at any time for any reason whatsoever, with or without cause, subject to the applicable provisions of, if any, the Optionee’s employment agreement with the Company or its Subsidiaries or offer letter provided by the Company or its Subsidiaries to the Optionee.

Section 2.4. - Adjustments to Option

The Option shall be adjusted pursuant to Sections 8 or 9 of the Plan, as applicable. Any such adjustment made in good faith thereunder shall be final and binding upon the Optionee, the Company and all other interested persons.

ARTICLE III

PERIOD OF EXERCISABILITY

Section 3.1. - Commencement of Exercisability

(a) So long as the Optionee continues to be employed by the Company or any of its Subsidiaries, the Option shall become exercisable pursuant to the following schedules:

(i) Time Option. Subject to clause (b)(i) below, the Time Option shall become vested and exercisable                                 .

(b) Notwithstanding the foregoing, so long as the Optionee continues to be employed by the Company or any of its Subsidiaries through the occurrence of a Change in Control:

(i) the Time Option shall become immediately exercisable as to 100% of the shares of Common Stock underlying such Time Option immediately prior to a Change in Control (but only to the extent such Option has not otherwise terminated or become exercisable).

(c) Upon a termination of the Optionee’s employment for any reason (other than for Cause by the Company or without Good Reason by the Optionee but which shall include, for the avoidance of doubt, due to the Optionee’s death or Permanent Disability):

(i) a pro-rata portion of the installment of the Time Option that would, but for such termination, be scheduled to vest and become exercisable on              of the year in which the termination occurs will become vested and exercisable upon such termination, with such pro-rata portion determined based on the number of days the Optionee was employed by the Company or any of its Subsidiaries during the year, relative to the number of days of such full year.

(d) Notwithstanding the foregoing, no Option shall become exercisable as to any additional shares of Common Stock (which do not otherwise become exercisable in accordance with Section 3.1(a), (b) or (c) above) following the termination of employment of the Optionee for any reason and any Option, which is unexercisable as of the Optionee’s termination of employment, shall be immediately cancelled without payment therefor.

Section 3.2. - Expiration of Option

Except as otherwise provided in Section 5 or 6 of the Management Stockholder’s Agreement, the Optionee may not exercise the Option to any extent after the first to occur of the following events:

(a) The tenth anniversary of the Grant Date, provided that the Optionee remains employed by the Company or any of its Subsidiaries through such date;

(b) Six months after the Optionee is terminated by the Company or any of its Subsidiaries without Cause or the Optionee terminates employment with Good Reason (unless earlier terminated as provided in Section 3.2(e) below);

(c) The first anniversary of the date of the Optionee’s termination of employment, if the Optionee’s employment is terminated by reason of death or Permanent Disability (unless earlier terminated as provided in Section 3.2(e) below);

(d) Immediately upon the date of the Optionee’s termination of employment by the Company or its Subsidiaries for Cause or by the Optionee without Good Reason (other than due to death or Permanent Disability);

(e) The date the Option is terminated pursuant to Section 4 of the Management Stockholder’s Agreement; or

(f) At the discretion of the Company, if the Committee so determines pursuant to Section 9 of the Plan, the effective date of a merger, consolidation or other capital change or transaction of the Company that is a Change in Control, in which case, prior to such effective date, the Company shall provide no less than ten (10) days prior written notice to the Optionee that the Company intends to exercise its discretion and provide either (x) an opportunity for the Optionee to exercise his Options (whether or not then vested), or (y) make payment to the Optionee in respect of the termination of his Options upon such date.

ARTICLE IV

EXERCISE OF OPTION

Section 4.1. – Person Eligible to Exercise

Except as otherwise provided in the Management Stockholder’s Agreement, during the lifetime of the Optionee, only he may exercise an Option or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when an Option becomes unexercisable under Section 3.2, be exercised by his personal representative or by any person empowered to do so under the Optionee’s will or under the then applicable laws of descent and distribution.

Section 4.2. – Partial Exercise

Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole shares of Common Stock only.

Section 4.3. – Manner of Exercise

An Option, or any exercisable portion thereof, may be exercised solely by delivering to the General Counsel of the Company or his office all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

(a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

(b) (i) Full payment (in cash or by check or by a combination thereof) for the shares with respect to which such Option or portion thereof is exercised or (ii) indication that the Optionee elects to have the number of Shares that would otherwise be issued to the Optionee reduced by a number of Shares having an equivalent Fair Market Value to the payment that would otherwise be made by Optionee to the Company pursuant to clause (i) of this subsection (b);

(c) At any time that the Common Stock is not publicly traded on an established securities market, a bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the shares of Common Stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the “Act”), and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its reasonable discretion, take whatever additional actions it deems reasonably necessary to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal, provincial or state securities laws or regulations;

(d) Full payment to the Company (in cash or by check or by a combination thereof) of all amounts which, under applicable law, it is required to withhold upon exercise of the Option; and

(e) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the option.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on exercise of an Option does not violate the Act. If the Optionee is a resident of the United States, the written representation and agreement referred to in subsection (c) above shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such shares.

Section 4.4. – Conditions to Issuance of Stock

The shares of stock issuable upon the exercise of an Option, or any portion thereof, shall not be required to be so physically issued to the Optionee. For the avoidance of doubt, shares shall be deemed to have been issued when evidenced by entry in the Company’s shareholder register. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock acquired upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The obtaining of approval or other clearance from any state, provincial or federal governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary or advisable (and the Company and the Optionee shall each use reasonable efforts to obtain all such clearances and approvals as soon as reasonably practicable);

(b) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience or as may otherwise be required by applicable law; and

(c) The execution by the Optionee of a Sale Participation Agreement with Luxco (a “Sale Participation Agreement”) and a Management Stockholder’s Agreement.

Section 4.5. – Rights as Stockholder

The holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares he may be issued upon the exercise of the Option or any portion thereof unless and until such shares shall have been issued as evidenced by entry in the Company’s shareholder register upon satisfaction of the conditions set forth in Section 4.4.

ARTICLE V

MISCELLANEOUS

Section 5.1. – Administration

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2. – Option Not Transferable

Subject to applicable law to the contrary, neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution or to a partnership, limited liability company, corporation, trust or custodianship, the beneficiaries of which may include only the Optionee, his spouse (or ex-spouse) or his lineal descendants (including adopted children) or, if at any time after any such transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries of any such trust or to the estate of a deceased beneficiary.

Section 5.3. – Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its General Counsel, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.3, either party may hereafter designate a different address for notices to be given to it or him. Any notice which is required to be given to the Optionee, shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.3. Any notice shall have been deemed duly given (i) upon electronic confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows.

Section 5.4. – Titles; Pronouns

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 5.5. – Applicability of Plan and Management Stockholder’s Agreement

The Option and the shares of Common Stock issued to the Optionee upon exercise of the Option shall be subject to all of the terms and provisions of the Plan, the Management Stockholder’s Agreement and the Sale Participation Agreement, to the extent applicable to the Option and such shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. In the event of any conflict between this Agreement or the Plan and the Management Stockholder’s Agreement, the terms of the Management Stockholder’s Agreement shall control.

Section 5.6. – Amendment

This Agreement may be amended only by a writing executed by the parties hereto, which specifically states that it is amending this Agreement.

Section 5.7. – Governing Law

The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement, except to the extent that the issue or transfer of Stock shall be subject to mandatory provisions of the laws of The Netherlands.

Section 5.8. – Arbitration

In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator. Such arbitration process shall take place within the Borough of Manhattan, in the City of New York, New York. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. Each party shall bear its own legal fees and expenses. Notwithstanding anything herein to the contrary, if the Employment Agreement contains a similar provision relating to arbitration and/or dispute resolution, such provision in the Employment Agreement shall govern any controversy hereunder.

Section 5.9. – Code Section 409A

If any payments of money, delivery of shares of Common Stock or other benefits due to the Participant hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payments, delivery of shares or other benefits shall be deferred if deferral will make such payment, delivery of shares or other benefits compliant under Section 409A of the Code, otherwise such payment, delivery of shares or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company and reasonably acceptable to the Participant, that does not cause such an accelerated or additional tax.

Section 5.10. – Counterparts

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

VALCON ACQUISITION HOLDING B.V.

By:

Its:

OPTIONEE:

[OPTIONEE]

Address:

Aggregate number of shares of Common Stock for which the Time Option granted hereunder is exercisable (100% of number of shares) at an exercise price per share equal to USD $ (“Base Price”):	[# OF SHARES]

[SIGNATURE PAGE OF STOCK OPTION AGREEMENT]